EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 31, 2025, related to the consolidated financial statements of Red Cat Holdings, Inc. as of December 31, 2024 and for the eight months then ended and for the year ended April 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ dbbmckennon

San Diego, California

May 12, 2026